Exhibit 10.1

iANTHUS CAPITAL HOLDINGS, INC.
AMENDED AND RESTATED OMNIBUS INCENTIVE PLAN

Dated October 15, 2018

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iANTHUS CAPITAL HOLDINGS, INC.
AMENDED AND RESTATED OMNIBUS INCENTIVE PLAN

1.	Purpose.

(a)	The purpose of the Plan is to attract, retain and reward those employees, directors and other individuals who are expected to contribute significantly to the success of the Corporation and its Affiliates, to incentivize such individuals to perform at the highest level, to strengthen the mutuality of interests between such individuals and the Corporation’s shareholders and, in general, to further the best interests of the Corporation and its shareholders. The Plan is intended to comply with Section 422 of the Code (as defined below), with respect to the U.S. Participants participating in the Plan, if and when applicable, and is intended to provide for Awards which are excluded from the “salary deferral arrangement” rules in the ITA (as defined below) with respect to Canadian Employee Participants (as defined below) participating in the Plan.

(b)	This Plan amends, restates, supersedes and replaces the Original Plans. All options previously granted by the Corporation under the Original Plans that are outstanding as at the Effective Date shall be deemed to be granted under the Plan and shall continue to exist subject to their existing terms and conditions. For the avoidance of doubt, nothing in the Plan or the continuance of the options granted under the Original Plans shall constitute a novation, discharge, rescission, extinguishment or substitution of the parties’ rights and obligations under such options or evidence a replacement of the original options and the original options, and any certificates issued as evidence of such options, shall remain outstanding, unamended and be continued as the same options under the Plan.

2.	Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

(a)	“Affiliate” shall mean: (i) any entity that, directly or indirectly, controls (as well as is controlled by or under common or joint control with) the Corporation, and, for the purposes of this definition, “control” shall mean the possession, directly or indirectly, of the power to direct the management or policies of any such entity or to veto any material decision relating to the management or policies of such entity, in each case whether through the ownership of voting securities, by contract or otherwise; or (ii) any entity in which the Corporation has a significant equity interest, in either case as determined by the Committee; provided that, unless otherwise determined by the Committee, the Shares subject to any Options or SARs that are granted to a service provider of an Affiliate constitutes “service recipient stock” for purposes of Section 409A of the Code or otherwise does not subject the Award to the excise tax under Section 409A of the Code; and further provided, that with respect to any U.S. Award that is an Option, an Affiliate shall include any “parent corporation” (as defined in Section 424(e) of the Code) and any “subsidiary corporation” (as defined in Section 424(f) of the Code); and further provided that, in respect of any Option granted to a Canadian Employee Participant, an Affiliate shall only include a corporation that deals at non-arm’s length, within the meaning of the ITA, with the Corporation; and further provided that, in respect of any Deferred Stock Unit granted to a Canadian Employee Participant, an Affiliate shall only include a corporation that is related to the Corporation, within the meaning of the ITA. For the purposes of this definition, the meanings of the terms “parent,” “subsidiary,” “control” and “controlled by” are intended to be consistent with the meanings assigned to such terms for the purposes of registration of securities on Form S-8 under the U.S. Securities Act.

(b)	“Applicable Law” shall mean any applicable law, including without limitation:

(i) the BCBCA; (ii) Applicable Securities Laws; (iii) the Code and the ITA; (iv) any other applicable corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, provincial, state, local or foreign; and (v) rules of the Exchange.

(c)	“Applicable Securities Laws” shall mean: (i) the U.S. Securities Act, the U.S. Exchange Act and any rules or regulations thereunder and any applicable state securities laws; and (ii) the BCSA and the equivalent thereof in each province and territory of Canada in which the Corporation is a “reporting issuer” or the equivalent thereof, together with the regulations, rules and blanket orders of the securities commission or similar regulatory authority in each of such jurisdictions.

(d)	“Associate” shall mean, with respect to the Corporation, an “associate” as such term is defined in section 2.22 of NI 45-106.

(e)	“Associated Consultant” shall mean, with respect to the Corporation, an “associated consultant” as such term is defined in section 2.22 of NI 45-106.

(f)	“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Deferred Stock Unit, annual or long-term Performance Award or Other Stock-Based Award granted under the Plan, which may, subject to the terms of the Plan, be denominated or settled in Shares, cash or in such other forms as provided for herein and in respective Award Agreements entered into regarding such Awards.

(g)	“Award Agreement” shall mean the agreement (whether in written or electronic form) or other instrument or document evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.

(h)	“Beneficiary” shall mean a person or persons entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of the Participant’s death, provided that, in respect of Deferred Stock Units granted to Canadian Employee Participants, a “Beneficiary” shall only be a dependent or relation of the Canadian Employee Participant or a legal representative of such Canadian Employee Participant. If no such person is named by a Participant, such individual’s Beneficiary shall be the individual’s estate.

(i)	“BCBCA” shall mean the Business Corporations Act (British Columbia), together with the regulations thereto, as may be amended from time to time. Any reference to any section of the BCBCA shall also be a reference to any successor provision promulgated thereunder.

(j)	“BCSA” shall mean the Securities Act (British Columbia), together with the regulations thereto, as may be amended from time to time. Any reference to any section of the BCSA shall also be a reference to any successor provision promulgated thereunder.

(k)	“Blackout Period” shall mean a period when the Participant is prohibited from trading in the Corporation’s securities pursuant to Applicable Securities Laws or the Corporation’s insider trading policy or other applicable policy or requirement of the Corporation.

(l)	“Board” shall mean the board of directors of the Corporation.

(m)	“Canadian Award” shall mean an Award granted to either a U.S. Participant or Canadian Participant pursuant to which, as applicable: (i) the exercise price of the Award is stated and payable in Canadian dollars or the basis on which it is to be settled (whether in cash or in Shares) is stated in Canadian dollars; (ii) in the case of freestanding SARs (as defined below), the base price is stated in Canadian dollars and any cash amount payable in settlement thereof shall be paid in Canadian dollars; (iii) in the case of Restricted Stock Units, Deferred Stock Units or Performance Awards, any cash amount payable in settlement thereof shall be paid in Canadian dollars; or (iv) in the case of Other Stock-Based Awards, the price or value of such Shares is stated in Canadian dollars.

(n)	“Canadian Employee Participant” shall mean a Canadian Participant who receives an Award under the Plan by virtue of such Canadian Participant’s “office or employment”, within the meaning of the ITA.

(o)	“Canadian Participant” shall mean a Participant who is a resident of Canada for the purposes of the ITA, and/or who is granted an Award under the Plan in respect of Services performed in Canada for the Corporation or any of its Affiliates.

(p)	“Change in Control” shall mean the occurrence of:

(i)	any individual, entity or group of individuals or entities acting jointly or in concert (other than the Corporation, its Affiliates or an employee benefit plan or trust maintained by the Corporation or its Affiliates, or any Corporation owned, directly or indirectly, by the shareholders of the Corporation in substantially the same proportions as their ownership of Shares of the Corporation) acquiring beneficial ownership, directly or indirectly, of more than 50% of the combined voting power of the Corporation’s then outstanding securities (excluding any person who becomes such a beneficial owner in connection with a transaction described in paragraph (ii) below)

(ii)	the consummation of a merger or consolidation of the Corporation or any direct or indirect Affiliate of the Corporation with any other corporation, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power or the total fair market value of the securities of the Corporation or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no person (other than those covered by the exceptions in paragraph (i) of this definition) acquires more than 50% of the combined voting power of the Corporation’s then outstanding securities shall not constitute a Change in Control of the Corporation;

(iii)	a complete liquidation or dissolution of the Corporation or the consummation of any sale, lease, exchange or other transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Corporation; other than such liquidation, sale or disposition to a person or persons who beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding voting securities of the Corporation at the time of the sale; or

(iv)	a majority of the directors elected at any annual or extraordinary general meeting of shareholders of the Corporation are not individuals nominated by the Corporation’s then-incumbent Board.

Notwithstanding the foregoing, with respect to any U.S. Award that constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered to be a Change in Control under the Plan for purposes of payment of such U.S. Award unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Corporation within the meaning of Section 409A of the Code (with the percentages specified in Treasury Regulation Section 1.409A-3(i)(5) substituted for the percentages in Section 2(p)(i), (ii), (iii) and (iv) above, as applicable). The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Corporation has occurred pursuant to the above definition or to deem any other event to be a “Change in Control”, and the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation to the extent relevant to U.S. Awards awarded or granted to U.S. Participants.

(q)	“Class A Shares” shall mean the class A convertible restricted voting shares in the authorized share structure of the Corporation provided that if the rights of any Participant are subsequently adjusted pursuant to Section 6(c) hereof, “Class A Shares” thereafter means the shares or other securities or property (except with respect to Options granted to Canadian Employee Participants) which such Participant is entitled to purchase or receive subject to such Participant’s Award after giving effect to such adjustment.

(r)	“Code” shall mean the U.S. Internal Revenue Code of 1986, as may be amended from time to time. Any reference to any section of the Code shall also be a reference to any successor provision and any treasury regulation promulgated thereunder.

(s)	“Committee” shall mean a committee of the Board established or designated by the Board as responsible for the administration of this Plan, or the Board, to the extent that the Board administers this Plan as described in Section 5.

(t)	“Common Shares” shall mean the common shares in the authorized share structure of the Corporation, provided that if the rights of any Participant are subsequently adjusted pursuant to Section 6(c) hereof, “Common Shares” thereafter means the shares or other securities or property (except with respect to Options granted to Canadian Employee Participants) which such Participant is entitled to purchase or receive subject to such Participant’s Award after giving effect to such adjustment.

(u)	“Consultant” shall mean, with respect to the Corporation, a “consultant” as such term is defined in section 2.22 of NI 45-106 and shall only include those persons who may participate in an “Employee Benefit Plan” as set forth in Rule 405 of the U.S. Securities Act, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Corporation from offering or selling securities to such person pursuant to the Plan in reliance on registration on Form S-8 under the U.S. Securities Act.

(v)	“Corporation” shall mean iAnthus Capital Holdings, Inc., a corporation organized under the laws of British Columbia, or any successor corporation thereto.

(w)	“Deferred Stock Unit” shall mean an Award granted pursuant to Section 10 that is a right to receive a cash payment equal to the Fair Market Value of a Share, or a Share as determined by the Committee, that is settled, if at all, only after the Participant’s retirement, death, or cessation or termination of office or employment within the meaning of ITA Regulation 6801(d) in the case of a Canadian Employee Participant (or “separation from service” within the meaning of Code Section 409A in the case of a U.S. Participant).

(x)	“Dividend Equivalent” shall mean a right, granted to a Participant under the Plan, to receive cash, shares, other Awards or other property equal in value to dividends paid with respect to Shares.

(y)	“Effective Date” shall mean October 15, 2018.

(z)	“Exchange” shall mean (i) the Canadian Securities Exchange and/or any U.S. Market, if at any time the Shares are listed or quoted for trading on any one or more of such stock exchange(s) or trading platform(s); and (ii) any one or more stock exchange(s) or trading platform(s) through which the Shares trade or are quoted for trading from time to time, and which have been designated by the Committee.

(aa)	“Executive Officer” shall mean, for the Corporation, an “executive officer” as defined in section 1.1 of NI 45-106.

(bb)	“Fair Market Value” shall mean, for purposes of the Plan, unless otherwise required by Applicable Law or by any applicable accounting standard for the Corporation’s desired accounting for Awards, a price that is determined by the Committee, provided that such price cannot be less than:

(i)	For Canadian Awards or U.S. Awards, if the Shares are listed on the Exchange, the last available closing market price of the Shares on the Exchange;

(ii)	Unless prohibited by Applicable Law, Canadian Awards or U.S. Awards may be made to a Participant without regard to such Participant’s domicile or residence for tax purposes. Thus, for example, U.S. Participants may receive Canadian Awards. The Corporation may take such actions with respect to its filings, records and reporting, as it deems appropriate to reflect the conversion of Awards from Canadian dollars to U.S. dollars and vice versa.

(iii)	If the Shares are not traded, listed or otherwise reported or quoted, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate taking into account the requirements of the ITA, Section 409A of the Code and any other Applicable Law.

(iv)	For purposes of the grant of any Award, the applicable date shall be the date on which the Award is granted. For purposes of the exercise of any Award, the applicable date shall be the date a notice of exercise is received by the Committee or its designee, as applicable, or, if such date is not a day on which the Exchange is open, the next day that it is open.

(cc)	“Incentive Stock Option” shall mean an option representing the right to purchase Shares from the Corporation, granted under and in accordance with the terms of Section 7, that is intended to be and is designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(dd)	“Insider” means an insider as that term is defined in the BCSA.

(ee)	“ITA” shall mean the Income Tax Act (Canada) and any regulations thereunder, each as amended from time to time. Any reference to any section of the ITA shall also be a reference to any successor provision and any regulation promulgated thereunder.

(ff)	“NI 45-106” shall mean National Instrument 45-106 - Prospectus Exemptions, as may be amended from time to time. Any reference to any section of the NI 45-106 shall also be a reference to any successor provision promulgated thereunder.

(gg)	“Non-Employee Director” shall mean an individual who is a member of the Board but who is not otherwise an employee or a Consultant of the Corporation or of any Affiliate at the date an Award is granted.

(hh)	“Non-Qualified Stock Option” shall mean an option representing the right to purchase Shares from the Corporation, granted under and in accordance with the terms of Section 7, that is not an Incentive Stock Option.

(ii)	“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(jj)	“Original Plans” shall mean the Corporation’s class A convertible restricted voting share stock option plan approved by the Board on August 28, 2017, the Corporation’s common share stock option plan approved by the Board on March 11, 2016 and the 2015 equity compensation plan of iAnthus Capital Management, LLC, adopted by the Corporation on August 15, 2016.

(kk)	“Other Stock-Based Award” shall mean an Award granted pursuant to Section 12.

(ll)	“Participant” shall mean the recipient of an Award granted under the Plan and includes a Canadian Participant and a U.S. Participant.

(mm)	“Performance Award” shall mean an Award granted pursuant to Section 11.

(nn)	“Performance Goals” shall mean goals established by the Committee as contingencies for Awards to vest and/or become exercisable or distributable based on one or more performance goals. Performance Goals may be applied to either the Corporation as a whole or to a business unit or to a single or group of Affiliates, either individually, alternatively or in any combination, and measured either in total, incrementally or cumulatively over a specified performance period, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group.

(oo)	“Performance Period” shall mean the period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any Performance Goals specified by the Committee with respect to such Award are measured or must be satisfied.

(pp)	“Permitted Assign” shall mean, with respect to the Corporation, a “permitted assign” as such term is defined in section 2.22 of NI 45-106.

(qq)	“Plan” shall mean this Amended and Restated Omnibus Incentive Plan of the Corporation, as the same may be amended or supplemented from time to time.

(rr)	“Related Person” shall mean, with respect to the Corporation, a “related person” as such term is defined in section 2.22 of NI 45-106.

(ss)	“Restricted Stock” shall mean any Share granted under Section 9.

(tt)	“Restricted Stock Unit” shall mean an Award granted pursuant to Section 9.

(uu)	“SAR” or “Stock Appreciation Right” shall mean an Award granted pursuant to Section 8.

(vv)	“Security Based Compensation Arrangement” shall mean any compensation or incentive arrangement which involves the issuance or potential issuance of securities of the Corporation from treasury, including a share purchase from treasury which is financially assisted by the Corporation by way of loan, guarantee or otherwise.

(ww)	“Service” shall mean the active performance of services for the Corporation or an Affiliate by a person who is an employee, Consultant or director of the Corporation or an Affiliate. Notwithstanding the foregoing, with respect to any Award that is characterized as “nonqualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered to be a termination of “Service” under the Plan for purposes of payment of such Award unless such event is also a “separation from service” within the meaning of Section 409A of the Code.

(xx)	“Shares” shall mean, as determined by the Committee at the time of the grant of an Award and as the context may require, the Common Shares or the Class A Shares.

(yy)	“Substitute Awards” shall mean Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a corporation or other entity acquired by the Corporation or with which the Corporation combines.

(zz)	“Transfer” shall mean: (i) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition (including the issuance of equity in any entity), whether for value or no value and whether voluntary or involuntary (including by operation of law); and (ii) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, encumber, charge, hypothecate or otherwise dispose of (including the issuance of equity in any entity) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law). “Transferred” and “Transferable” shall have a correlative meaning.

(aaa)	“U.S. Award” shall mean an Award granted to either a U.S. Participant or a Canadian Participant pursuant to which, as applicable: (i) in the case of Options (including tandem SARs (as defined below)), the exercise price of the Award is stated and payable in United States dollars (and in the case of tandem SARs, any cash amount payable in settlement thereof shall be paid in United States dollars), (ii) in the case of freestanding SARs (as defined below), the base price is stated in United States dollars and any cash amount payable in settlement thereof shall be paid in United States dollars; (iii) in the case of Restricted Stock Units, Deferred Stock Units or Performance Awards, any cash amount payable in settlement thereof shall be paid in United States dollars; or (iv) in the case of Other Stock-Based Awards the price or value of such Shares is stated in United States dollars.

(bbb)	“U.S. Exchange Act” shall mean the Securities Exchange Act of 1934, as may be amended from time to time. Any reference to any section of the U.S. Exchange Act shall also be a reference to any successor provision promulgated thereunder.

(ccc)	“U.S. Market” shall mean a U.S. national securities exchange (including without limitation, the New York Stock Exchange, NYSE American or NASDAQ) and/or the OTCQX or OTCQB Marketplace, or successor exchanges or platforms.

(ddd)	“U.S. Participant” shall mean a Participant who is resident or citizen of the United States for the purposes of the Code and/or who is subject to taxation under the Code in respect of any Award awarded or granted under the Plan.

(eee)	“U.S. Securities Act” shall mean the United States Securities Act of 1933, as may be amended from time to time. Any reference to any section of the U.S. Securities Act shall also be a reference to any successor provision promulgated thereunder.

3.	Extended Meanings.

(a)	In this Plan, words importing the singular number include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, corporations, limited and unlimited liability companies, general and limited partnerships, associations, trusts, unincorporated organizations, joint ventures and governmental authorities. The term “including” means “including without limiting the generality of the foregoing”.

(b)	In this Plan, references to any document, instrument or agreement: (i) shall include all exhibits, schedules and other attachments thereto; (ii) shall include all documents, instruments or agreements issued or executed in replacement thereof; and (iii) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified, restated and supplemented from time to time and in effect at any given time; provided, however, in the cases of (ii) and (iii), to the extent applicable, in accordance with the provisions hereof.

(c)	In this Plan, references to a decision or a determination made or to be made or the exercise of power or authority by the Committee shall mean any such decisions or determinations made or to be made or exercise of power or authority by the Committee using its discretion, and in this Plan, references to “discretion” shall mean sole, absolute and unfettered discretion.

(d)	In this Plan, where references are made to dismissal from or termination of employment or Service with or without “cause”, “cause” shall have the meaning set out in any employment, consulting, non-competition or non-disclosure agreement or any other agreement pursuant to which the Participant is employed by or provides Services to the Corporation or its Affiliate, and if no such agreement exists “cause” shall have the meaning as determined by the Committee, using its discretion or as set forth in the applicable Award Agreement.

4.	Eligibility.

(a)	Any employee, officer, director, Consultant or, subject to Applicable Law, other advisor of, or any other individual who provides Services to, the Corporation or any Affiliate, shall be eligible to receive an Award under the Plan. All Awards shall be granted by an Award Agreement. Notwithstanding the foregoing, only eligible employees of the Corporation and its Affiliates (as determined in accordance with Section 422(b) of the Code (and Sections 424(e) and 424(f) of the Code with respect to Incentive Stock Options) in the case of employees who are U.S. Participants) are eligible to be granted Incentive Stock Options under the Plan and no Canadian Participant, other than a Canadian Employee Participant, shall be eligible to be granted Deferred Stock Units under the Plan. Eligibility for the grant of Awards and actual participation in the Plan shall be determined by the Committee.

(b)	An individual who has agreed to accept employment by the Corporation or an Affiliate shall be deemed to be eligible for Awards hereunder as of the date of such acceptance; provided that vesting and exercise of Awards granted to such individual are conditional on such individual actually becoming an employee of the Corporation or an Affiliate.

(c)	Holders of options and other types of incentive awards granted by a corporation or any other entity acquired by the Corporation or with which the Corporation combines are eligible for grant of Substitute Awards hereunder.

5.	Administration.

(a)	The Plan shall be administered by the Committee, in its discretion. Subject to the terms of the Plan and Applicable Law, the Committee shall have the authority to: (i) adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by Applicable Law), as it shall, from time to time, deem advisable; (ii) construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement); and (iii) otherwise supervise the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to implement the purpose and intent of the Plan. The Committee may adopt special guidelines and provisions for persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions to comply with Applicable Law of such domestic or foreign jurisdictions.

(b)	Subject to the terms of the Plan and Applicable Law and in addition to those authorities provided in Section 5(a) and elsewhere in this Plan, the Committee (or its delegate) shall have full power and discretion to: (i) designate Participants; (ii) determine the type or types of Awards (including Substitute Awards) to be granted to each Participant under the Plan; (iii) determine the number of Common Shares or Class A Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) any one or more of the Awards, including whether an Award shall be a Canadian Award or a U.S. Award; (iv) authorize and approve the applicable form and determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award Agreement and Award granted hereunder (including the exercise price (if any), the exercise period, any termination provisions, any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the Common Shares or Class A Shares relating thereto, based on such factors, if any, as the Committee shall determine); (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Common Shares, Class A Shares, other securities, or other Awards, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Common Shares, Class A Shares, other securities, other Awards, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee, taking into consideration the requirements of Section 409A of the Code; (vii) determine whether to require a Participant, as a condition of the granting of any Award, to not sell or otherwise dispose of securities acquired pursuant to the exercise of an Award for a period of time as determined by the Committee following the date of the grant of such Award; (viii) determine whether an Option is an Incentive Stock Option or Non-Qualified Stock Option; (ix) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) permit accelerated vesting or lapse of restrictions of any Award at any time; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c)	All decisions of the Committee shall be final, conclusive and binding on all parties, including the Corporation, the shareholders of the Corporation and the Participants (including Beneficiaries).

(d)	The Committee shall exercise its discretion in good faith in accordance with the Corporation’s intention that the terms of Awards and the modifications or waivers permitted hereby are in compliance with Applicable Law.

(e)	Notwithstanding the foregoing, the Committee shall not have any discretion under this Section 5, Section 6 and Section 16 or any other provision of the Plan that would modify the terms or conditions of any: (i) Award that is intended to be exempt from the definition of “salary deferral arrangement” in the ITA if the exercise of such discretion would cause the Award to not be or cease to be exempt; or (ii) Option granted to a Canadian Employee Participant if the exercise of such discretion would cause the Option to not be or cease to be governed by section 7 of the ITA.

(f)	No member of the Committee or the Board generally shall be liable for any action or determination made in good faith pursuant to the Plan or any instrument of grant evidencing any Award granted under the Plan. To the fullest extent permitted by Applicable Law, the Corporation shall indemnify and save harmless, and shall advance and reimburse the expenses of, each person made, or threatened to be made, a party to any action or proceeding in respect of the Plan by reason of the fact that such person is or was a member of the Committee or is or was a member of the Board in respect of any claim, loss, damage or expense (including legal fees) arising therefrom.

6.	Shares Available for Awards; Per Person Limitations.

(a)	Subject to adjustment as provided below, the maximum number of Shares available for issuance under the Plan shall not exceed 20% of the aggregate number of issued and outstanding Class A Shares and Common Shares from time to time when taken together with all Security Based Compensation Arrangements of the Corporation; provided that all Shares reserved and available under the Plan from time to time shall constitute the maximum number of Shares that can be issued for Incentive Stock Options. With respect to Stock Appreciation Rights settled in Shares, on settlement, only the number of Shares delivered to a Participant (based on the difference between the Fair Market Value of the Shares subject to such Stock Appreciation Right on the date such Stock Appreciation Right is exercised and the base price of each Stock Appreciation Right on the date such Stock Appreciation Right was granted) shall count against the aggregate and individual share limitations set forth under this Section 6 and Section 22, if applicable. If any Option, Stock Appreciation Right or Other Stock-Based Awards granted under the Plan expires, terminates or is canceled for any reason without having been exercised in full, the number of Shares underlying any unexercised Award shall again be available for the purpose of Awards under the Plan. If any shares of Restricted Stock, Performance Awards or Other Stock-Based Awards denominated in Shares granted under the Plan to a Participant are forfeited for any reason, the number of forfeited shares of Restricted Stock, Performance Awards or Other Stock-Based Awards denominated in Shares shall again be available for purposes of Awards under the Plan. Any Award under the Plan settled in cash shall not be counted against the foregoing maximum share limitations. On exercise of any Option, Stock Appreciation Right or Other Stock-Based Awards granted under the Plan, the number of Shares underlying such Award shall again be available for the purpose of Awards under the Plan.

(b)	Where the Corporation elects to issue Shares pursuant to an Award, such Shares may consist, in whole or in part, of authorized and unissued Shares or Shares purchased on the open market, provided that, notwithstanding any provision in the Plan to the contrary, all Options granted to Canadian Employee Participants governed by Section 7 of the ITA shall be settled by way of the issuance of previously unissued Shares from treasury of the Corporation. For greater certainty, except where an Award is explicitly stated to be required to be settled in Shares: (i) no Participant shall have any right to demand, be paid in, or receive Shares in respect of any Award; and (ii) notwithstanding any election by the Corporation to settle any Award, or portion thereof, in the form of Shares, the Corporation reserves the right to change its election in respect thereof at any time until payment is actually made.

(c)	Adjustments.

(i)	The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the Corporation to make or authorize: (A) any adjustment, recapitalization, reorganization or other change in the Corporation’s capital structure or its business; (B) any arrangement, merger or consolidation of the Corporation or any Affiliate; (C) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Shares; (D) the dissolution or liquidation of the Corporation or of any Affiliate; (E) any sale or transfer of all or part of the assets or business of the Corporation or any Affiliate; or (F) any other corporate act or proceeding.

(ii)	Subject to Section 5(d), if there shall occur any such change in the capital structure of the Corporation by reason of any stock split, reverse stock split, stock dividend, extraordinary dividend, subdivision, combination or reclassification of shares that may be issued under the Plan, any recapitalization, any arrangement, any merger, any amalgamation, any consolidation, any substitutions, any spin off, any reorganization or any partial or complete liquidation, or any other corporate transaction or event having an effect similar to any of the foregoing (a “Corporate Event”), then: (i) the aggregate number and/or kind of shares that thereafter may be issued under the Plan; (ii) the number and/or kind of shares or other property (including cash) to be issued on exercise of an outstanding Award granted under the Plan; and/or (iii) the exercise price thereof, shall be appropriately adjusted. In addition, subject to Section 5(d), if there shall occur any change in the capital structure or the business of the Corporation that is not a Corporate Event (an “Other Extraordinary Event”), including by reason of any ordinary dividend (whether cash or shares), any conversion, any adjustment, any issuance of any class of securities convertible or exercisable into, or exercisable for, any class of shares, or any sale or transfer of all or substantially all of the Corporation’s assets or business, then the Committee may adjust any Award and make such other adjustments to the Plan. Any adjustment pursuant to this Section 6(c) shall be consistent with the applicable Corporate Event or the applicable Other Extraordinary Event, as the case may be, and in such manner as the Committee may, in its discretion, deem appropriate and equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under the Plan; and, with respect to U.S. Participants, compliant with Section 409A of the Code. Any such adjustment determined by the Committee shall be compliant with Applicable Law and final, binding and conclusive on the Corporation and all Participants and their respective heirs, executors, administrators, successors and permitted assigns. Except as expressly provided in this Section 6(c) or in the applicable Award Agreement, a Participant shall have no rights by reason of any Corporate Event or any Other Extraordinary Event.

(iii)	Notice of any adjustment shall be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

(d)	All calculations under this Section 6 shall be, in the case of exercise price or base price, rounded up to the nearest cent or, in the case of Shares, rounded down to the nearest one-hundredth of a share, but in no event shall the Corporation be obligated to issue any fractional share.

(e)	Notwithstanding any provision of the Plan to the contrary, if authorized but previously unissued Shares are issued under the Plan, such shares shall not be issued for a consideration that is less than as permitted under Applicable Law.

7.	Options.

The Committee is hereby authorized to grant Options to Participants and each Option granted shall be evidenced by an Award Agreement in substantially the form as may be approved by the Committee. Incentive Stock Options must be granted within ten years from the earlier of: (i) the date the Plan was adopted by the Board (i.e., the Effective Date); or (ii) the date the Plan was approved by the Corporation’s shareholders. Each Award Agreement shall separately designate whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option, and shall include the following terms and conditions and such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine, in its discretion:

(a)	The number and kind of Shares for which any Option may be granted shall be determined by the Committee. The number of Shares which may be purchased on the exercise of any Option shall be subject to adjustment pursuant to Section 6(c) hereof.

(b)	Each Award Agreement shall specify the exercise price per Share, as determined by the Committee at the time the Option is granted; provided, however, that, except in the case of Substitute Awards, such exercise price shall not be less than 100% (or not less than 110% in the case of an Incentive Stock Option granted to an employee who is a U.S. Participant owning more than 10% of the total combined voting power of all classes of shares of the Corporation, its subsidiaries or its parent, determined in accordance with Section 422(b)(6) of the Code, hereinafter a “10% Shareholder”) of the greater of: (i) the Fair Market Value of a Share on the date of grant of such Option; and (ii) the Fair Market Value of a Share on the trading day prior to the date of grant of such Option, which grant shall occur after the close of the Exchange on the grant date.

(c)	Each Award Agreement shall specify the term for which the Option thereunder is granted and shall provide that such Option shall expire at the end of such term; provided, however, that the term (measured from the grant date) of an Incentive Stock Option shall not exceed ten years or five years for an Incentive Stock Option to a 10% Shareholder. If the term of an Option (other than an Incentive Stock Option) held by any Participant not subject to Section 409A of the Code would otherwise expire during, or within two business days of the expiration of a Blackout Period applicable to such Participant, then the term of such Option shall be extended to the earlier of the end of such Blackout Period or, provided the Blackout Period has ended, the expiry date.

(d)	Each Award Agreement shall specify when the Option is exercisable. The total number of Shares subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). An Award Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable (“vest”) with respect to some or all of the Shares allotted to that period, and may be exercised with respect to some or all of the Shares allotted to such period or any prior period as to which the Option shall have become vested but shall not have been fully exercised. An Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Committee deems appropriate. Incentive Stock Options must be exercised no later than: (i) three months following an employee’s termination of employment other than a termination for death or disability; (ii) one year following an employee’s termination due to total and permanent disability; and (iii) prior to the Incentive Stock Option’s expiration date if the employee’s employment terminates due to death.

(e)	To the extent vested and exercisable, Options may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Committee specifying the number of Shares to be purchased. Such notice shall be accompanied by payment in full of the exercise price (the “Option Price”) as follows: (i) by certified cheque, bank draft or money order payable to the order of the Corporation; (ii) solely to the extent permitted by Applicable Law, if the Shares are traded on the Exchange, and the Committee authorizes, through a procedure whereby the Participant delivers irrevocable instructions to: (A) a broker reasonably acceptable to the Committee to deliver promptly to the Corporation the aggregate amount of sale proceeds to pay the Option Price and any withholding tax obligations that may arise in connection with the Award; and (B) the Corporation to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with the regulations of any relevant regulatory authorities; or (iii) on such other terms and conditions as may be acceptable to the Committee (including, without limitation, having the Corporation withhold Shares issuable on exercise of the Option, or by payment in full or in part in the form of Shares owned by the Participant, based on the Fair Market Value of the Shares on the payment date as determined by the Committee, provided that this alternative (iii) shall not apply in respect of Shares owned by a Canadian Employee Participant which were acquired on the exercise of an Option within the preceding 24 months). No Shares shall be issued until payment therefor, as provided herein, has been made or provided for.

(f)	Notwithstanding Section 7(e), with the approval of the Committee, a Participant may elect to exercise an Option, in whole or in part, without payment of the aggregate Option Price due on such exercise by electing to receive Shares equal in value to the difference between the Option Price and the Fair Market Value on the date of exercise computed by using the following formula, with either a partial or full deduction of the number of underlying Shares from the Plan reserve:

X = Y (A-B)

A

Where:

X = the number of Shares to be issued to the Participant on the net settlement described above;

Y = the number of Shares purchasable under the Option (at the date of such calculation);

A = Fair Market Value of one Share of the Corporation (at the date of such calculation, if greater than the Option Price); and

B = Option Price (as adjusted to the date of such calculation)

In the event that the Shares are not listed on the Exchange as at the date of an exercise of an Option, it shall be a condition precedent to the exercise of any Option that the Participant agree to be bound by the terms of any unanimous shareholders agreement or similar agreements generally applicable to all of the shareholders of the Corporation then in force, if any, and further that the Participant agree to enter into voting trust generally applicable to employee shareholders of the Corporation then in force and provide a power of attorney in support of such voting trust.

Notwithstanding any of the provisions in the Plan or in any Award, the provisions above that relate to net settlement shall not apply to a Canadian Participant except to the extent that the Corporation and the Canadian Participant agree to have such provisions apply.

(g)	The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by an employee who is a U.S. Participant during any calendar year under the Plan and/or any other stock option plan of the Corporation, any subsidiary or any parent exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options. Should any provision of the Plan not be necessary in order for the Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the shareholders of the Corporation, subject to the rules of the Exchange. To the extent that any such Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Option or the portion thereof which does not so qualify shall constitute a separate Non-Qualified Stock Option. An Incentive Stock Option shall not be transferable by an employee who is a U.S. Participant except by last will and testament or by the laws of descent and distribution; and shall be exercisable during the lifetime of such employee only by the employee (or the employee’s guardian or legal representative to the extent permitted by Section 422 of the Code or any successor provision).

(h)	Each Award Agreement may, but is not required to, include provisions whereby the Corporation shall have the right, subject to Applicable Law, to repurchase any and all Shares acquired by a Participant on exercise of any Option granted under the Plan, at such price and on such other terms and conditions as the Committee may approve and as may be set forth in the Award Agreement; provided that, in respect of any Option granted to a Canadian Employee Participant who would otherwise be eligible for preferential tax treatment under paragraph 110(1)(d) of the ITA in respect of such Option, the applicable Award Agreement shall provide that any such repurchase right cannot be exercised until: (i) two years plus a day following the exercise of the Option; or (ii) after termination or resignation of the Participant, whenever such termination may occur and whether such termination is voluntary or involuntary, with cause or without cause, without regard to the reason therefor, if any.

(i)	No Participant or any other person claiming through a Participant shall be entitled to any benefit hereunder in respect of any Options prior to the vesting date of such Options.

8.	Stock Appreciation Rights.

The Committee is hereby authorized to grant SARs to Participants and each SAR granted shall be evidenced by an Award Agreement in substantially the form as may be approved by the Committee. Each such Award Agreement shall include the following terms and conditions and such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine, in its discretion:

(a)	A SAR shall represent a right to receive, on exercise by the Participant, the excess of the Fair Market Value of one Share on the date of exercise over the base price of the SAR on the date of grant, or if granted in connection with an outstanding Option on the date of grant of the related Option, as specified by the Committee, which, except in the case of Substitute Awards, shall not be less than the greater of: (i) the Fair Market Value of a Share on such date of grant of the SAR or the related Option, as the case may be; and (ii) the Fair Market Value of a Share on the trading day prior to such date of grant of the SAR or the related Option, as the case may be.

(b)	Each Award Agreement shall specify whether a SAR is granted to Participants either alone (“freestanding”) or in addition to other Awards granted under the Plan (“tandem”) and whether it relates to specific Options granted under Section 7.

(c)	Any tandem SAR related to an Option shall be granted at the same time such Option is granted to the Participant. In the case of any tandem SAR related to any Option, the SAR or applicable portion thereof shall not be exercisable until the related Option or applicable portion thereof is exercisable and shall terminate and no longer be exercisable on the termination or exercise of the related Option, except that a SAR granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until the exercise or termination of the related Option exceeds the number of Shares not covered by the SAR. Any Option related to any tandem SAR shall no longer be exercisable to the extent the related SAR has been exercised.

(d)	A freestanding SAR shall not have a term of greater than ten years or, unless it is a Substitute Award, a base price less than 100% of the greater of: (i) the Fair Market Value of the Share on the date of grant; and (ii) the Fair Market Value of the Share on the trading day prior to the date of grant, which grant shall occur after the close of the Exchange on the grant date. Notwithstanding the foregoing, if the term of a SAR held by any Participant not subject to Section 409A of the Code would otherwise expire during, or within two business days of the expiration of a Blackout Period applicable to such Participant, then the term of such SAR shall be extended to the earlier of the end of such Blackout Period or, provided the Blackout Period has ended, the expiry date.

(e)	For greater certainty and notwithstanding anything in the Plan or in an Award Agreement, a SAR shall be granted to a Canadian Participant solely in respect of the Services of such Canadian Participant to be rendered subsequent to the date of grant to the Corporation and its Affiliates. The Committee may only grant a SAR to a Canadian Participant so long as none of the main purposes of such grant is to provide the Canadian Participant with a payment that is in lieu of salary or wages of the Canadian Participant for Services rendered by such Canadian Participant in a previous calendar year.

(f)	For greater certainty, no SAR granted hereunder shall have any value prior to the vesting date of the SAR. No Participant or any other person claiming through a Participant shall be entitled to any benefit hereunder in respect of any SARs prior to the vesting date of such SARs.

9.	Restricted Stock and Restricted Stock Units.

The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants and each Restricted Stock and Restricted Stock Unit granted shall be evidenced by an Award Agreement in substantially the form as may be approved by the Committee. Each such Award Agreement shall include the following terms and conditions and such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine, in its discretion:

(a)	Each Restricted Stock Unit shall represent a right to receive a cash payment equal to the Fair Market Value of one Share or, at the Committee’s discretion, one Share.

(b)	Subject to the remainder of this Section 9, Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to receive any dividend or Dividend Equivalent or other right), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate. Subject to the terms of the Award Agreement, if required by Applicable Law, Participants holding Restricted Stock granted hereunder shall have the right to exercise full voting rights with respect to those Restricted Stock during any period of restriction. For greater certainty, a Participant shall have no voting rights or other rights of a shareholder with respect to any Restricted Stock Units granted hereunder.

(c)	(i) all Restricted Stock Units granted to U.S. Participants shall be in compliance with Section 409A of the Code; and (ii) all Restricted Stock Units granted to Canadian Employee Participants shall have terms and conditions necessary to ensure that such Restricted Stock Units comply, at all times, with the requirements of paragraph (k) of the exception to the definition of “salary deferral arrangement” in subsection 248(1) of the ITA or are governed by the provisions of section 7 of the ITA.

(d)	Any share of Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate including, without limitation, book-entry registration or issuance of a share certificate or certificates. In the event any share certificate is issued in respect of shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. If share certificates are issued in respect of shares of Restricted Stock, the Committee may require that any share certificates evidencing such Shares be held in custody by the Corporation until the restrictions thereon shall have lapsed, and that, as a condition of any grant of Restricted Stock, the Participant shall have delivered a duly signed stock power or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Corporation, which would permit transfer to the Corporation of all or a portion of the shares subject to the Restricted Stock Award in the event that such Award is forfeited in whole or part.

(e)	The Committee may, when it finds that a waiver would be in the best interests of the Corporation, waive in whole or in part any or all restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.

(f)	The Committee may award Dividend Equivalents with respect to Awards of Restricted Stock Units. The entitlements on (and, with respect to U.S. Participants, the payment of) such Dividend Equivalents shall not be available until the vesting of the Award of Restricted Stock Units.

(g)	The Corporation or the Committee may, at its discretion, establish a trust governed by Section 7(2) of the ITA in respect of any Restricted Stock awarded to Canadian Employee Participants.

(h)	No Participant or any other person claiming through a Participant shall be entitled to any benefit hereunder in respect of any Restricted Stock or Restricted Stock Units prior to the vesting date of such Restricted Stock or Restricted Stock Units.

10.	Deferred Stock Unit.

The Committee is hereby authorized to grant Awards of Deferred Stock Units to Participants and each Deferred Stock Unit granted shall be evidenced by an Award Agreement in substantially the form as may be approved by the Committee. Each such Award Agreement shall include the following terms and conditions and such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine, in its discretion:

(a)	Subject to the remainder of this Section 10, Deferred Stock Units shall be settled on expiration of the deferral period specified for an Award of Deferred Stock Unit by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock Units shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, and under such other circumstances as the Committee may determine at the date of grant or thereafter. Deferred Stock Units may be satisfied by delivery of a cash payment, Shares, other Awards, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

(b)	The Committee may award Dividend Equivalents with respect to Awards of Deferred Stock Units. The entitlements on such Dividend Equivalents shall not be available until the expiration of the deferral period for the Award of Deferred Stock Units.

(c)	(i) all Deferred Stock Units granted to U.S. Participants shall be in compliance with Section 409A of the Code; and (ii) all Deferred Stock Units granted to Canadian Participants shall have terms and conditions necessary to ensure that such Deferred Stock Units comply, at all times, with the requirements of Regulation 6801(d) and paragraph (l) of the exception to the definition of “salary deferral arrangement” in subsection 248(1) of the ITA or are governed by the provisions of section 7 of the ITA.

(d)	Except as otherwise provided in the Award Agreement, each Participant shall be entitled to redeem his or her Deferred Stock Units during the period commencing on the business day immediately following the date of resignation or termination of such Participant and ending on the 90th day after the Participant ceases to be an employee, officer or director of the Corporation or any Affiliate (within the meaning of that term in Income Tax Folio S2-F1-C2, Retiring Allowances, or any successor publication thereto) of the Corporation by providing a written notice of redemption, on a prescribed form, to the Committee (the “Redemption Date”). In the event of death of a Participant, the notice of redemption shall be filed by the administrator, liquidator or executor of the estate of the Participant. For greater certainty, the administrator, liquidator or executor shall have a maximum of 180 days following the date of resignation or termination of the Participant to provide such written notice. In the case of a U.S. Participant and except as otherwise provided in an Award Agreement, however, the redemption shall be deemed to be made on the earlier of: (i) March 15th of the year following the year of a “separation from service” within the meaning of Section 409A of the Code; or (ii) within 90 days of the U.S. Participant’s death, or retirement from, or loss of office or employment with the Corporation, within the meaning of paragraph 6801(d) of the regulations under the ITA, including the Participant’s resignation, retirement, removal from the Board, death or otherwise.

(e)	No Participant or any person who deals at non-arm’s length, within the meaning of the ITA, with the Participant, shall be entitled, under the Plan or otherwise, either immediately or in the future, either absolutely or contingently, to receive or obtain any amount or benefit granted or to be granted for the purposes of reducing the impact, in whole or in part, of any reduction in the Fair Market Value of the Shares.

(f)	No Participant or any other person claiming through a Participant shall be entitled to any benefit hereunder in respect of any Deferred Stock Units prior to the vesting date of such Deferred Stock Units.

11.	Performance Awards.

The Committee is hereby authorized to grant Performance Awards to Participants payable on the attainment of specific Performance Goals and each Performance Award granted shall be evidenced by an Award Agreement in substantially the form as may be approved by the Committee. Each such Award Agreement shall include the following terms and conditions and such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine, in its discretion:

(a)	If the Performance Award is payable in shares of Restricted Stock, such shares shall be transferable to the Participant only on attainment of the relevant Performance Goal and in accordance with Section 9. If the Performance Award is payable in cash, it may be paid on the attainment of the relevant Performance Goals either in cash or in shares of Restricted Stock (based on the then current Fair Market Value of such shares), as determined by the Committee.

(b)	At the expiration of the applicable Performance Period, the Committee shall determine the extent to which the Performance Goals established by the Committee are achieved and the percentage of each Performance Award that has been earned.

(c)	Subject to the applicable provisions of the Award Agreement and the Plan, Performance Awards may not be Transferred during the Performance Period.

(d)	The Committee may award Dividend Equivalents with respect to Performance Awards. The entitlements on such Dividend Equivalents shall not be available until the expiration of the applicable Performance Period.

(e)	Following the Committee’s determination in accordance with Section 11(b) the Corporation shall settle Performance Awards, in such form (including, without limitation, in Shares or in cash) as determined by the Committee, in an amount equal to such Participant’s earned Performance Awards. Notwithstanding the foregoing, the Committee may award an amount less than the earned Performance Awards and/or subject the payment of all or part of any Performance Award to additional vesting, forfeiture and deferral conditions as it deems appropriate.

(f)	Subject to the applicable provisions of the Award Agreement and the Plan, on a Participant’s termination of Service for any reason during the Performance Period for a given Performance Award, the Performance Award in question shall vest or be forfeited in accordance with the terms and conditions established by the Committee on the date of the grant of the Performance Award.

(g)	Based on Service, performance and/or such other factors or criteria, if any, as the Committee may determine, the Committee may, at or after grant, due to such Service, performance and/or such other factors or criteria relating to the Participant’s performance to date accelerate on a pro rata basis the vesting of all or any part of any Performance Award.

(h)	When and if Performance Awards become payable, a Participant having received the grant of such units shall be entitled to receive payment from the Corporation in settlement of such units in cash, Shares of equivalent value (based on the Fair Market Value, subject to Applicable Law), in some combination thereof, or in any other form determined by the Committee. With respect to any Canadian Participant, the Corporation shall deliver the payout in settlement of any Performance Award to such Canadian Participant by or before December 31 of the third year following the year of the grant.

(i)	No Participant or any other person claiming through a Participant shall be entitled to any benefit hereunder in respect of any Performance Awards prior to the vesting date of such Performance Awards.

12.	Other Stock-Based Awards.

The Committee is authorized, subject to limitations under Applicable Law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent on performance of the Corporation or business units thereof, Shares awarded purely as a bonus and not subject to restrictions or conditions, or any other factors designated by the Committee. The Committee shall, in its discretion, determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 12 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards, notes, or other property, as the Committee shall determine. Unless otherwise determined by the Committee in an Award Agreement, the recipient of an Award under this Section 12 shall not be entitled to receive, currently or on a deferred basis, dividends or Dividend Equivalents in respect of the number of Shares covered by the Award. In all cases, such dividends or Dividend Equivalents would not become payable until the expiration of any applicable performance period.

13.	Effect of Termination of Service on Awards.

(a)	The Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, the circumstances in which Awards shall be exercised, vested, paid, repurchased or forfeited in the event a Participant ceases to provide Service to the Corporation or any Affiliate prior to the end of a performance period or exercise or settlement of such Award.

(b)	Except as otherwise provided in Section 7(d) or by the Committee in an Award Agreement:

(i)	if a Participant resigns their office or employment, or the employment of a Participant is terminated, or a Participant’s contract as a Consultant terminates, only the portion of the Awards (except for Deferred Stock Units granted to Canadian Employee Participants) that has vested and is exercisable at the date of any such resignation or termination may be exercised by the Participant during the period ending 30 days after the date of resignation or termination, as applicable, after which period all Awards expire;

(ii)	if a Participant resigns their office or employment, or the employment of a Participant is terminated, or a Participant’s contract as a Consultant terminates, the portion of the Awards (except for Deferred Stock Units granted to Canadian Employee Participants) that has not vested and is not exercisable at the date of any such resignation or termination shall expire on the date of any such resignation or termination;

(iii)	any Awards (except Deferred Stock Units), whether vested or unvested, shall expire immediately on the Participant being dismissed from their office or employment for cause or on a Participant’s contract as a Consultant being terminated before its normal termination date for cause, including where a participant resigns their office or employment or terminates their contract as a Consultant after being requested to do so by the Corporation as an alternative to being dismissed or terminated by the Corporation for cause.

14.	Change in Control Provisions.

Except as otherwise provided by the Committee in an Award Agreement:

(a)	the occurrence of a Change in Control shall not result in the vesting of unvested Awards nor the lapse of any period of restriction pertaining to any Restricted Stock or Restricted Stock Unit (such Awards collectively referred to as “Unvested Awards”), provided that: (i) such Unvested Awards shall continue to vest in accordance with the Plan and the Award Agreement; (ii) the level of achievement of performance goals prior to the date of the Change in Control shall be based on the actual performance achieved to the date of the Change in Control and the level of achievement of performance goals for the applicable period completed following the date of the Change in Control shall be based on the assumed achievement of 100% of the performance goals; and (iii) any successor entity agrees to assume the obligations of the Corporation in respect of such Unvested Awards.

(b)	For the period of 24 months following a Change in Control, where a Participant’s employment or term of office or engagement is terminated for any reason, other than for cause: (i) any Unvested Awards as at the date of such termination shall be deemed to have vested, and any period of restriction shall be deemed to have lapsed, as at the date of such termination and shall become payable as at the date of termination; and (ii) the level of achievement of Performance Goals for any Unvested Awards that are deemed to have vested pursuant to (i) above, shall be based on the actual performance achieved at the end of the applicable period immediately prior to the date of termination.

(c)	With respect to Awards, other than Options or Deferred Stock Units granted to Canadian Employee Participants, the Committee, in its discretion, may determine that all outstanding Awards shall be cancelled, any vesting terms accelerated and/or any restrictions lapsed on a Change in Control, and if cancelled, that the value of such Awards, as determined by the Committee in accordance with the terms of the Plan and the Award Agreements, shall be paid out in cash in an amount based on the Change in Control Price within a reasonable time subsequent to the Change in Control; provided, however, that no such payment shall be made on account of an Incentive Stock Option using a value higher than the Fair Market Value of the underlying Shares on the date of settlement. For purposes of this Section, “Change in Control Price” shall mean the highest price per Share paid in any transaction related to a Change in Control of the Corporation.

(d)	Notwithstanding the remainder of this Section 14, no cancellation, acceleration of vesting, lapsing of restrictions, payment of an Award, cash settlement or other payment shall occur with respect to any Award, if the Committee, in its discretion, reasonably determines in good faith in connection with a Change in Control that such Award shall be honoured or assumed, or new rights substituted therefor (with such honoured, assumed or substituted Award hereinafter referred to as an “Alternative Award”) by any successor to the Corporation or an Affiliate; provided, however, that any such Alternative Award must: (i) be based on shares that are traded on the Exchange; (ii) provide such Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment; (iii) recognize, for the purposes of vesting provisions, the time that the Award has been held prior to the Change in Control; (iv) have substantially equivalent economic value to such Award (determined prior to the time of the Change in Control); (v) have terms and conditions which provide that in the event that the Participant’s employment with the Corporation, an Affiliate or any successor is involuntarily terminated or constructively terminated at any time within at least 24 months following a Change in Control, any conditions on a Participant’s rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Award shall be waived or shall lapse, as the case may be; (vi) with respect to U.S. Participants, comply with Section 409A of the Code; and (vii) be consistent with the requirements of Section 5(d) of the Plan.

(e)	In the event that any accelerated Award vesting or payment received or to be received by a Participant pursuant to the above (the “Benefit”) would: (i) constitute a “parachute payment” within the meaning of and subject to Section 280G of the Code; and (ii) but for this Section, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Benefit shall be reduced to the extent necessary to that no portion of the Benefit shall be subject to the Excise Tax, as determined in good faith by the Committee; provided, however, that if, in the absence of any such reduction (or after such reduction), the Participant believes that the Benefit or any portion thereof (as reduced, if applicable) would be subject to the Excise Tax, the Benefit shall be reduced (or further reduced) to the extent determined by the Committee so that the Excise Tax would not apply. To the extent that such Benefit or any portion thereof is subject to Section 409A of the Code, then such Benefit or portion thereof shall be reduced by first reducing or eliminating any payment or Benefit payable in cash and then any payment or Benefit not payable in cash, in each case in reverse order beginning with payments or Benefits which are to be paid the further in time from the date of a Change in Control. If, notwithstanding any such reduction (or in the absence of such reduction), the Internal Revenue Service (“IRS”) determines that the Participant is liable for Excise Tax as a result of the Benefit, then the Participant shall be obliged to return to the Corporation, within 30 days of such determination by the IRS, a portion of the Benefit sufficient such that none of the Benefit retained by the Participant constitutes a “parachute payment” within the meaning of Section 280G of the Code that is subject to the Excise Tax. In no event shall the Corporation have any obligation to pay any Excise Tax imposed on a Participant or to indemnify a Participant therefor.

(f)	Notwithstanding any other provision of this Plan, this Section shall not apply with respect to any Deferred Stock Units held by a Canadian Participant where such Deferred Stock Units are governed under regulation 6801(d) of the ITA or any successor to such provision.

15.	General Provisions Applicable to Awards.

(a)	The Committee may grant Awards for no cash consideration or for such minimal cash consideration as may be required by Applicable Law.

(b)	The Committee may grant Awards either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Corporation. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Corporation, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(c)	Subject to the terms of the Plan, payments or transfers to be made by the Corporation on the grant, exercise or payment of an Award may be made in the form of cash, Shares, other securities or other Awards, or any combination thereof, as determined by the Committee at the time of grant, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee and, with respect to U.S. Participants, in compliance with Section 409A of the Code. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest (or no interest) on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments.

(d)	Except as may be permitted by the Committee in its discretion or as specifically provided in an Award Agreement: (i) no Award or other benefit payable under the Plan shall be Transferable in any manner other than by last will and testament or the law of descent and distribution, and any attempt to Transfer any such benefit shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person; and (ii) each Award, and each right under any Award, shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under Applicable Law by the Participant’s guardian or legal representative; provided, however that any assignments or transfers of Incentive Stock Options must comply with the requirements of Code Section 422. The provisions of this Section shall not apply to any Award which has been fully exercised, earned or paid, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.

(e)	A Participant may designate a Beneficiary or change a previous beneficiary designation at such times prescribed by the Committee by using forms and following procedures approved or accepted by the Committee for that purpose. If no Beneficiary designated by the Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at the Participant’s death, the Beneficiary shall be the Participant’s estate.

(f)	All certificates for Shares and/or Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or Applicable Law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(g)	All Awards issued pursuant to the Plan which may be denominated or settled in Shares, and all such Shares issued pursuant to the Plan, shall be issued pursuant to the prospectus and registration requirements of Applicable Securities Laws or an exemption from such prospectus and registration requirements.

16.	Amendments and Termination.

(a)	Unless required by Applicable Law, the Board may amend, alter, suspend, discontinue or terminate the Plan and any outstanding Awards granted hereunder, in whole or in part, at any time without notice to or approval by the shareholders of the Corporation, for any purpose whatsoever, provided that where such amendment relates to any outstanding Award and it would:

(i)	materially decrease the rights or benefits accruing to the holder of such Award; or

(ii)	materially increase the obligations of the holder of such Award;

then, unless otherwise excepted out by a provision of this Plan, the Committee must also obtain the written consent of the holder of such Award in question to such amendment. If at the time the exercise price of an Option is reduced the holder of such Option is an Insider of the Corporation, the Insider must not exercise the option at the reduced exercise price until the reduction in exercise price has been approved by the disinterested shareholders of the Corporation, if required by Applicable Law.

(b)	If required by Applicable Law or by the Committee, this Plan may be made subject to the approval of the shareholders of the Corporation as prescribed by Applicable Law. If shareholder approval is required, any Awards granted under this Plan prior to such time will not be exercisable on the Corporation unless and until such shareholder approval is obtained, subject to Applicable Law. Notwithstanding anything contained herein to the contrary, no amendment to the Plan requiring the approval of the shareholders of the Corporation under any Applicable Law shall become effective until such approval is obtained.

17.	Miscellaneous.

(a)	The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation; and is not intended to be an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended. With respect to any payment as to which a Participant has a fixed and vested interest, but which are not yet made to a Participant by the Corporation, nothing contained herein shall give any such Participant any right that is greater than those of a general unsecured creditor of the Corporation.

(b)	No employee, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each Participant and such Awards to individual Participants need not be the same in subsequent years. Any Award granted under the Plan shall be a one-time Award which does not constitute a promise of future grants. The Corporation shall have the right to make available future grants hereunder.

(c)	The Corporation or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Corporation or Affiliate, an amount sufficient to satisfy federal, provincial, state, local and foreign taxes (including the Participant’s FICA, Canada Pension Plan contributions, employment tax, Employment Insurance (Canada) premiums, or other social security contribution obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of the Plan. The Committee, in its discretion and in satisfaction of the foregoing requirement, may withhold, or allow a Participant to elect to have the Corporation withhold, Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, provincial, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The Committee shall determine the Fair Market Value of the Shares, consistent with applicable provisions of the Plan, the Code and the ITA, for tax withholding obligations due in connection with a broker-assisted net settlement (described in Section 7(f)) involving the sale of Shares to pay the Option exercise price or any tax withholding obligation.

(d)	Nothing contained in the Plan shall prevent the Corporation from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(e)	The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or to continue to provide Services to, the Corporation or any Affiliate. Further, the Corporation or the applicable Affiliate may at any time dismiss a Participant, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or in any other agreement binding the parties. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in such Award.

(f)	If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any Applicable Law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to Applicable Laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

(g)	Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Corporation and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Corporation pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

(h)	Unless otherwise determined by the Committee, as long as the Common Shares are listed on the Exchange, the issuance of Common Shares pursuant to an Award shall be conditioned on such shares being listed on the Exchange. The Corporation shall have no obligation to issue such Common Shares unless and until such Common Shares are so listed. If at any time counsel to the Corporation shall be of the opinion that any sale or delivery of Shares pursuant to an Option or other Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Corporation under the statutes, rules or regulations of any applicable jurisdiction, the Corporation shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration with respect to Shares or Awards, and the right to exercise any Option or other Award shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or shall not result in the imposition of excise taxes on the Corporation. A Participant shall be required to supply the Corporation with certificates, representations and information that the Corporation requests and otherwise cooperate with the Corporation in obtaining any listing, registration, qualification, exemption, consent or approval the Corporation deems necessary or appropriate.

(i)	No Award granted or paid out under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Corporation or its Affiliates nor affect any benefit under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

(j)	Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder of the Corporation with respect to Shares covered by any Award until the Participant becomes the record owner of such Shares.

(k)	The Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the executor, administrator or trustee of the estate of such Participant. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Corporation, its Affiliates and their employees, agents and representatives with respect thereto.

18.	Effective Date of the Plan.

The Plan shall be effective as of the Effective Date, which is the date of adoption by the Board, subject to the approval of the Plan by the shareholders of the Corporation in accordance with the requirements of Applicable Law.

19.	Term of the Plan.

No Award shall be granted under the Plan after ten years from the Effective Date. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted prior to the date that is ten years from the Effective Date may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

20.	Section 409A of the Code.

(a)	The Plan is intended to comply with the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. To the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that shall comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Notwithstanding anything herein to the contrary, any provision in the Plan that is inconsistent with Section 409A of the Code shall be deemed to be amended to comply with Section 409A of the Code and to the extent such provision cannot be amended to comply therewith, such provision shall be null and void. The Corporation shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee or the Corporation and, in the event that any amount or benefit under the Plan becomes subject to penalties under Section 409A of the Code, responsibility for payment of such penalties shall rest solely with the affected Participants and not with the Corporation. Notwithstanding any contrary provision in the Plan or Award Agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A of the Code) that are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A of the Code) as a result of such employee’s separation from Service (other than a payment that is not subject to Section 409A of the Code) shall be delayed for the first six months following such separation from Service (or, if earlier, the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) on expiration of such delay period.

(b)	Notwithstanding the foregoing, the Corporation does not make any representation to any Participant or Beneficiary as to the tax consequences of any Awards made pursuant to this Plan, and the Corporation shall have no liability or other obligation to indemnify or hold harmless the Participant or any Beneficiary for any tax, additional tax, interest or penalties that the Participant or any Beneficiary may incur as a result of the grant, vesting, exercise or settlement of an Award under this Plan.

21.	Governing Law.

This Plan shall be governed by and construed in accordance with the laws of the Province of British Columbia.

22.	Insider Limitation.

Subject to the terms of the Plan and unless permitted by Applicable Law, the Corporation shall not grant Awards under the Plan to an employee or Consultant of the Corporation who is an investor relations person of the Corporation, an Associated Consultant of the Corporation, an Executive Officer of the Corporation, a director of the Corporation, or a Permitted Assign of those persons if, after the distribution:

(a)	the number of securities, calculated on a fully diluted basis, reserved for issuance under any Security Based Compensation Arrangement granted to:

(i)	Related Persons, exceeds 10% of the outstanding securities of the Corporation, or

(ii)	a Related Person, exceeds 5% of the outstanding securities of the Corporation, or

(b)	the number of securities, calculated on a fully diluted basis, issued within 12 months to:

(i)	Related Persons, exceeds 10% of the outstanding securities of the Corporation, or

(ii)	a Related Person and the Associates of the Related Person, exceeds 5% of the outstanding securities of the Corporation.

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